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                                                                    EXHIBIT 10.2

                            ONYX SOFTWARE CORPORATION
                              STOCK AWARD AGREEMENT

Onyx Software Corporation, (the "Company"), hereby awards shares of Common Stock to the individual named below (the "Participant"). The terms and conditions of the Stock Award are set forth in this cover sheet, in the attached Stock Award Agreement and in the Onyx Software Corporation 1998 Stock Compensation Incentive Plan as amended and restated on March 21, 2003 (the "Plan").

Vesting Date:  March 3, 2006

Award Date:  March 15, 2006

Name of Participant:  Janice P. Anderson

Number of shares of Common Stock Awarded:  21,000

                  BY SIGNING THIS COVER SHEET, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THE ATTACHED STOCK AWARD AGREEMENT AND IN THE PLAN. YOU ARE ALSO ACKNOWLEDGING RECEIPT OF THIS AGREEMENT AND COPIES OF THE PLAN AND THE PLAN'S PROSPECTUS.

Participant:      /s/ Janice P. Anderson
                  ----------------------
                  (Signature)

Company:          /s/ Paul B. Dauber
                  ----------------------
                  (Signature)

Title:            VP & Chief Legal Officer


Attachment

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                            ONYX SOFTWARE CORPORATION
                              STOCK AWARD AGREEMENT

THE PLAN AND                The text of the Plan is incorporated in this
OTHER AGREEMENTS            Agreement by this reference. You and the Company
                            agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
                            Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

                            This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Common Stock. Any prior agreements, commitments or negotiations are superseded.

AWARD OF COMMON STOCK       The Company awards you the number of shares of
                            Common Stock shown on the cover sheet of this Agreement. These shares are referred to in this Agreement as your "Restricted Shares." The Award is subject to the terms and conditions of this Agreement and the Plan.

                            This Award is not intended to constitute a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code, and will be interpreted accordingly.

VESTING As long as you render continuous service to the Company (or its parent or Subsidiary), you will become incrementally vested as to 33% of the total number of Restricted Shares (rounded to the nearest whole number) as shown on the attached cover sheet on the one year anniversary of the Vesting Date and an additional 16.75% of the total number of Restricted Shares (rounded to the nearest whole number) each six-months thereafter, with the result that 100% of the Restricted Shares shall be vested three years from the Vesting Date. Except as set forth below, in the event that your service ceases prior to the third anniversary of the Award date, you will forfeit to the Company all of the unvested Restricted Shares. For purposes of facilitating the enforcement of the provisions of this Section, the Company may issue stop-transfer instructions on the Restricted Shares to the Company's transfer agent, or otherwise hold the Restricted Shares in escrow, until the Restricted Shares have vested and you have satisfied all applicable obligations with respect to the Restricted Shares, including any applicable tax withholding obligations. Any new, substituted or additional securities or other property which is issued or distributed with respect to the unvested Restricted Shares shall be subject to the same terms and conditions as are applicable to the unvested Restricted Shares under this Agreement and the Plan.

ACCELERATION UPON           If your employment with the Company is terminated as
QUALIFYING                  a result of a Qualifying Termination, the unvested
TERMINATION                 Common Stock subject to this Award shall, upon the
                            effectiveness of the Release executed by you, automatically

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                            vest for that portion of this Award that would have
                            vested if you had remained in the employment of the Company through and including the first anniversary of the date of such termination of employment.

ACCELERATION                If your employment with the Company is terminated as
UPON DEATH OR               a result of your death or Disability, the unvested
DISABILITY                  Common Stock subject to this Award shall, upon the
                            effectiveness of the Release executed by you (or your personal representative if applicable), automatically vest for that portion of this Award that would have vested if you had remained in the employment of the Company through and including the first anniversary of the date of such termination of employment.

ACCELERATION                In the event of a Corporate Transaction, the Common
UPON CORPORATE              Stock subject to this Award that is at the time
TRANSACTION                 unvested shall automatically accelerate so as to
                            become 100% vested immediately prior to the specified effective date for the Corporate
                            Transaction. Notwithstanding the foregoing, the
                            Common Stock subject to this Award shall not so accelerate, however, if and to the extent that this Award is, in connection with the Corporate
                            Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor
                            Corporation") or to be replaced with a comparable award of shares of the capital stock of the Successor Corporation. The determination of award comparability shall be made by the Committee, and its determination shall be conclusive and binding.
                            If this Award is not assumed by the Successor
                            Corporation, or if it is replaced with a comparable award of shares of the capital stock of the Successor Corporation, it shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, or the granting of the comparable award, as applicable.

ACCELERATION                If your employment with the Company is terminated as
UPON  QUALIFYING            a result of a Qualifying Termination occurring
TERMINATION                 within 24 months after a Change of Control (or if
FOLLOWING CHANGE OF         pursuant to Section 14(c) of the Employment
CONTROL                     Agreement, such employment is deemed to have been
                            terminated as a result of a Qualifying Termination occurring within 24 months after a Change of Control), upon the effectiveness of the Release executed by you, the portion of the Award that is then outstanding and unvested shall automatically fully vest and become immediately exercisable.


DEFINITIONS                 If not elsewhere defined, the following definitions
                            shall be applicable for this Award:

                            "Board" means the Company's Board of Directors.

                            Notwithstanding Section 2.3 of the Plan, "Cause" means any one of the following: (i) a willful and continued failure to perform your duties and responsibilities as President and Chief Executive Officer, other than a failure resulting from your complete or partial incapacity due to physical or mental

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                            illness or impairment, after there has been
                            delivered to you a written demand for performance from the Board that describes the basis for the Board's belief that you have not performed your duties and provides you with (thirty) 30 days (or such longer period of time as may be granted by the Board in its sole discretion) to take corrective action, (ii) a willful act by you that constitutes gross misconduct and that results in material harm to the Company, (iii) a willful breach by you of a material provision of this Agreement or (iv) a material and willful violation of a federal or state law or regulation applicable to the business of the Company that results in material harm to the Company. For purposes of this Agreement, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until the Company provides written notice to you by providing a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (other than you), and including at least a majority of the independent members of the Board (as defined in Nasdaq Rule 4200(a)(15)) (the "Independent Directors"), as it may be amended from time to time), at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with counsel, to be heard before the Board) finding that, in the good-faith opinion of the Board, you were guilty of conduct set forth above and specifying the particulars thereof in reasonable detail. If the Company does not give you notice of termination for Cause within sixty (60) days following the date an Independent Director first has actual knowledge of the material facts giving rise to the basis for such termination, the Company shall be deemed to have irrevocably waived the right to give notice on such basis unless you consent in writing to an extension of such sixty (60) day period. For purposes of the foregoing waiver provision, you shall have the burden of proving actual knowledge of an Independent Director of the material facts giving rise to the basis for such termination.

                            "Change of Control" means any of the following events: (i) consummation of any merger or consolidation or reorganization of the Company in which the Company is not the continuing or surviving entity, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if (and only if) following such merger or, consolidation or reorganization, the holders of the Company's outstanding voting securities immediately prior to such merger or, consolidation or reorganization own less than a majority of the outstanding voting securities of the surviving entity or members of the Company's board of directors immediately prior to such merger, consolidation or reorganization do not constitute a majority of the board of directors of the surviving entity; (ii) consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation

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                            of the Company; (iii) approval by the holders of the
                            Common Stock of any plan or proposal for the liquidation or dissolution of the Company; (iv) acquisition by any person or group of beneficial ownership (as defined in the Securities Exchange Act of 1934, as amended) of more than 50% of the Company's outstanding voting securities; or (v) if those individuals who are directors of the Company on the date of your employment (the "Incumbent Board") cease to constitute a majority of the Company's directors, provided that individuals whose election as directors was approved by the Incumbent Board shall be considered members of the Incumbent Board.

                            "Committee" means the Board's Compensation
                            Committee.

                            "Corporate Transaction" means any of the following events: (i) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than a majority of the outstanding voting securities of the surviving corporation; (ii) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation of the Company; or (iii) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

                            Notwithstanding Section 2.7 of the Plan,
                            "Disability" means that you, at the time the notice of termination for disability is given to you by the Company, have been unable to perform your essential duties under the Employment Agreement (after reasonable accommodations have been made for you) for a period of not less than four consecutive months as a result of your incapacity due to physical or mental illness. In the event that you resume the performance of substantially all of your duties under the Employment Agreement before the termination of your employment for disability becomes effective, the notice of termination shall automatically be deemed to have been revoked.

                            "Employment Agreement" means that certain employment agreement entered into by and between the Company and you on June 7, 2004 and amended as of January 20, 2005, July 11, 2005 and March 15, 2006.

                            "Qualifying Termination" means either that: (i) the Company terminates your employment for any reason other than Cause, Disability or death; or (ii) you notify the Company in writing that you will terminate your employment with the Company in response to a "Constructive Termination." Constructive Termination is defined as (a) a material reduction of your duties, responsibilities, or authorities or a material adverse change in the

                                       5
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                            prestige of your title, including without
                            limitation, if you are required to report to any individual other than the Board, if you are not the highest ranking officer of the Company's ultimate parent entity or if you are assigned material duties or material responsibilities that are not normally associated with the position of President and Chief Executive Officer of a company of similar size and market capitalization to the Company, (b) a reduction by the Company of your then current Base Compensation, (c) a relocation of the Company's headquarters of more than 35 miles from its location on the date hereof or a change in your principal business location to a location other than the corporate headquarters, (d) a failure of the Board to nominate you as a director of the Company; provided, however, that the replacement of you as Chairman of the Board shall not constitute a Constructive Termination or (e) a breach by the Company of a material provision of this Agreement. If the Company cures such Constructive Termination within 10 days after its receipt of your written notice, then you will not be able to terminate your employment in a Qualifying Termination based on the event(s) in question. Each provision of this Agreement that provides for payments to be paid or material benefits to be provided to you shall be deemed to be a material provision of this Agreement. If you does not give the Company notice that you will terminate your employment as a result of a Constructive Termination within sixty (60) days following the date you have actual knowledge of the material facts giving rise to the basis for such termination, you shall be deemed to have irrevocably waived the right to give notice on such basis unless the Company consents in writing to an extension of such period. For purposes of the foregoing waiver provision, the Company shall have the burden of proving your actual knowledge of the material facts giving rise to the basis for such termination.

                            "Release" means your release and waiver of claims in the form required by the Employment Agreement.

CODE SECTION 83(B)          Under Section 83 of the Internal Revenue Code of
ELECTION                    1986, as amended (the "Code"), the Fair Market Value
                            of the Restricted Shares on the date any forfeiture restrictions applicable to such Restricted Shares lapse will be reportable as ordinary income at that time. You may elect to be taxed at the time the Restricted Shares are awarded to you to the extent that the Fair Market Value of the Restricted Shares exceeds the amount of consideration paid by you (if any) for such Restricted Shares at that time rather than when such Restricted Shares ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Award Date. The form for making this election is attached as Exhibit A hereto. YOU
                            ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND
                            NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER
                            CODE SECTION 83(B), EVEN IF YOU REQUEST THE COMPANY
                            OR ITS

                                       6
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                            REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.
                            YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(B) ELECTION.

LEAVES OF ABSENCE           For purposes of this Agreement, while you are a
                            common-law employee, your service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its parent or subsidiary) in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. Your service terminates in any event when the approved leave ends, unless you immediately return to active work.

                            The Company determines which leaves count for this purpose, and when your service terminates for all purposes under the Plan.

VOTING AND                  Subject to the terms of this Agreement, you shall
OTHER RIGHTS                have all the rights and privileges of a shareholder
                            of the Company while the Restricted Shares are subject to stop-transfer restrictions, or otherwise held in escrow, including the right to vote and to receive dividends (if any).

RESTRICTIONS ON             The Company will not issue any Restricted Shares if
ISSUANCE                    the issuance of such Restricted Shares at that time
                            would violate any law or regulation.

WITHHOLDING TAXES           You will be solely responsible for payment of any
                            and all applicable taxes associated with this Award.

                            Unless you make other arrangements with the Company to satisfy your withholding obligations, you agree to satisfy any applicable withholding tax obligations that arise in connection with the Restricted Shares by (i) having the Company withhold shares from the Restricted Shares held in escrow, or
                            (ii) tendering shares to the Company, in either case, equal in value to the amount necessary to satisfy any such withholding tax obligation. Such Shares shall be valued based on the fair market value as of the day prior to the date that the amount of tax to be withheld is to be determined under applicable law. The Company shall not be required to release the Restricted Shares from the stop-transfer instructions or escrow unless and until such obligations are satisfied.

RESTRICTIONS ON             By signing this Agreement, you agree not to sell any
RESALE                      Restricted Share prior to its vesting or sell any
                            shares of Common Stock acquired under this Award at a time when applicable laws, regulations or Company or underwriter trading policies prohibit sale.

                           If the sale of shares of Common Stock acquired under this Award is not registered under the Securities Act, but an exemption is available which requires an investment or other representation and warranty, you shall represent and agree that the shares being acquired are being acquired for

                                       7
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                            investment, and not with a view to the sale or
                            distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

NO RETENTION RIGHTS         This Agreement is not an employment agreement and
                            does not give you the right to be retained by the Company (or its parent or Subsidiaries). The Company
                            (or its parent or Subsidiaries) reserves the right to terminate your service at any time and for any reason.

ADJUSTMENTS                 In the event of a stock split, a stock dividend or a
                            similar change in the Company stock, the number of Restricted Shares covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.

AUTHORIZATION TO            You hereby authorize and direct your employer to
RELEASE NECESSARY           collect, use and transfer in electronic or other
PERSONAL INFORMATION        form, any personal information (the "Data")
                            regarding your employment, the nature and amount of your compensation and the facts and conditions of your participation in the Plan (including, but not limited to, your name, home address, telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the administration of this Award under the Plan or with whom shares acquired pursuant to this Award or cash from the sale of such shares may be deposited. You acknowledge that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of your residence.
                            Furthermore, you acknowledge and understand that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties is necessary for your participation in the Plan.

                            You may at any time withdraw the consents herein by contacting your local human resources representative in writing. You further acknowledge that withdrawal of consent may affect your ability to exercise or realize benefits from this Award, and your ability to participate in the Plan.

LEGENDS If certificates representing the Restricted Shares are issued under this Award, then such certificates, where applicable, shall have endorsed thereon the following legend and any other legend the Company determines appropriate:

                                    "THE SHARES REPRESENTED BY THIS CERTIFICATE
                                    ARE SUBJECT TO CERTAIN RESTRICTIONS ON
                                    TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES
                                    SET FORTH IN AN AGREEMENT BETWEEN THE
                                    COMPANY AND THE

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                                    REGISTERED HOLDER, OR HIS OR HER PREDECESSOR
                                    IN INTEREST. A COPY OF SUCH AGREEMENT IS ON
                                    FILE AT THE PRINCIPAL OFFICE OF THE COMPANY
                                    AND WILL BE FURNISHED UPON WRITTEN REQUEST
                                    TO THE SECRETARY OF THE COMPANY BY THE
                                    HOLDER OF RECORD OF THE SHARES REPRESENTED
                                    BY THIS CERTIFICATE."

                                    "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
                                    REGISTERED UNDER THE SECURITIES ACT OF 1933,
                                    AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR
                                    OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE
                                    REGISTRATION THEREOF UNDER SUCH ACT OR AN
                                    OPINION OF COUNSEL, SATISFACTORY TO THE
                                    COMPANY AND ITS COUNSEL, THAT SUCH
                                    REGISTRATION IS NOT REQUIRED."

NOTICE Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

APPLICABLE  LAW             This Agreement will be interpreted and enforced
                            under the laws of the State of Washington.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND
                  CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                                       9
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                                    EXHIBIT A

                         ELECTION UNDER SECTION 83(B) OF
                            THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.    The name, address and social security number of the undersigned:

      ________________________________________________________________

      ________________________________________________________________

      ________________________________________________________________


         Social Security No. :________________________________________

2.    Description of property with respect to which the election is being made:

      ________________shares of common stock of Onyx Software Corporation (the "Company").

3.    The date on which the property was transferred is _____________, [YEAR].

4.    The taxable year to which this election relates is calendar year [YEAR].

5.    Nature of restrictions to which the property is subject:

      The shares of stock are subject to the provisions of a Stock Award Agreement (the "Agreement") between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6. The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, [for a total of $__________.]

7.    The amount paid by taxpayer for the property was $__________.

8.    A copy of this statement has been furnished to the Company.

Dated:  _____________ __, [YEAR].

                                    ______________________________

                                   [Taxpayer's Name]

                                A-1